**PRESS RELEASE**

Contact:

Kenneth A. Martinek

Chief Executive Officer

(914) 684-2500

NORTHEAST COMMUNITY BANCORP, INC. ANNOUNCES

INTENTION TO VOLUNTARILY DELIST FROM NASDAQ

December 17, 2015, White Plains, New York — Northeast Community Bancorp, Inc. (Nasdaq: NECB) (the “Company”), a majority owned subsidiary of Northeast Community Bancorp, MHC, today announced that it has notified the NASDAQ Stock Market of its intent to voluntarily delist its common stock from the NASDAQ Global Market and to file a Form 25, Notification of Removal from Listing and/or Registration, with the Securities and Exchange Commission on or about December 28, 2015. The Company currently anticipates that its shares will trade on the OTC Bulletin Board following its delisting. The Company intends to request to retain the trading symbol NECB.

Northeast Community Bancorp, Inc. is the holding company for Northeast Community Bank. Northeast Community Bank is a New York State-chartered savings bank that operates four full-service branches in New York and four full-service branches in Danvers, Plymouth, Framingham and Quincy, Massachusetts and loan production offices in Danvers, Massachusetts and White Plains and New City, New York.